Because the electronic format for filing
N-SAR does not provide adequate space for responding to item 15, the complete answer is as follows:

015 A00AA100 Standard Chartered Bank  (Thai) Public
             Company Limited
015 B00AA100 S
015 C01AA100 Bangkok
015 D01AA100 Thailand
015 E04AA100 X
015 A00AA101 Societe Generale de Banques en Cite d'Ivoire
015 B00AA101 S
015 C01AA101 Abidjan
015 D01AA101 Ivory Coast
015 E04AA101 X
015 A00AA102 Republic Bank Limited
015 B00AA102 S
015 C01AA102 Port-of Spain
015 D01AA102 Trinidad and Tabago
015 E04AA102 X
015 A00AA103 Banque Internationale Arage de Tunisia
015 B00AA103 S
015 C01AA103 Tunis
015 D01AA103 Tunisia
015 E04AA103 X
015 A00AA104 Citibank, A.S.
015 B00AA104 S
015 C01AA104 Istanbul
015 D01AA104 Turkey
015 E04AA104 X
015 A00AA105 Standard Chartered Bank Uganda Limited
015 B00AA105 S
015 C01AA105 Kampala
015 D01AA105 Uganda
015 E04AA105 X
015 A00AA106 ING Bank Ukraine
015 B00AA106 S
015 C01AA106 Kiev
015 D01AA106 Ukraine
015 E04AA106 X
015 A00AA107 HSBC Bank Middle East Limited
015 B00AA107 S
015 C01AA107 Abu Dhabi
015 D01AA107 United Arab Emirates
015 E04AA107 X
015 A00AA108 HSBC Bank Middle East Limited
015 B00AA108 S
015 C01AA108 Dubai City
015 D01AA108 Dubai
015 E04AA108 X
015 A00AA109 State Street Bank and Trust Company
015 B00AA109 S
015 C01AA109 London
015 D01AA109 United Kingdom
015 E04AA109 X
015 A00AA110 Banco Itau
015 B00AA110 S
015 C01AA110 Montevideo
015 D01AA110 Uruguay
015 E04AA110 X
015 A00AA111 Citibank, N.A.
015 B00AA111 S
015 C01AA111 Caracas
015 D01AA111 Venezuela
015 E04AA111 X
015 A00AA112 HSBC Bank (Vietnam) Limted
015 B00AA112 S
015 C01AA112 Ho Chi Minh City
015 D01AA112 Vietnam
015 E04AA112 X
015 A00AA113 Standard Chartered Bank Zambia PLC
015 B00AA113 X
015 C01AA113 Lusaka
015 D01AA113 Zambia
015 E04AA113 X
015 A00AA114 Barclays Bank of Zimbabwe Limited
015 B00AA114 S
015 C01AA114 Harare
015 D01AA114 Zimbabwe
015 E04AA114 X